SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2005

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California		93612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)                                          Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

Item 8.01Other Events

On September 21, 2005, the Strategic Planning  Committee (“Committee”) of the Board of Directors of Central Valley Community Bancorp (“Company”) recommended to the Board of Directors (“Board”) and the Board approved a two for one split of the Company’s common stock. The record date for determining shareholders entitled to receive a distribution of the shares distributed as a result of the split is October 5, 2005 and issuance of the new shares is scheduled for October 31, 2005.

The Board also approved the Certificate of Amendment of Articles of Incorporation (“Amendment”) to effect  the stock split.  The Amendment will be filed and become effective on  October 31, 2005.  The Amendment will increase  the number of shares authorized to 80,000,000.

On September 22, 2005,  the Company issued a press release  announcing the two for one split of the Company’s common stock.  A copy of the press release is attached to this Form 8-K as an exhibit.

Item 9.01  (c) EXHIBITS

3.1                               Form of Certificate of Amendment of Articles of Incorporation.

99.1                       Central Valley Community Bancorp press release dated September 22, 2005 announcing a two for one split of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: September 22, 2005	By: /s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

3.1                                 Form of Certificate of Amendment of Articles of Incorporation.

99.1                         Central Valley Community Bancorp press release dated September 22, 2005 announcing a two for one split of the Company’s common stock.